News Release


FOR IMMEDIATE RELEASE                     CONTACT: John R. Festa
                                                   President and CEO
                                                   (678) 264-4400


         CARECENTRIC RECEIVES NOTICE FROM NASDAQ OF DELISTING OF SHARES
                                       AND
                    BEGINS TRADING ON THE OTC BULLETIN BOARD

ATLANTA, GA (AUGUST 20, 2002) - CARECENTRIC, INC. (NASDAQ SMALL CAP: CURA), a leading provider of management information systems to the home health care community, announced today that, while the Company achieved significant operating and financial improvements, it has received notice from The Nasdaq Stock Market, Inc. that the Company's shares will no longer be listed on the Nasdaq SmallCap Market effective at the opening of business on August 22, 2002. As previously disclosed in both its first quarter 2002 and second quarter 2002 Form 10-Q reports, the Company had been under notice of possible delisting due to certain financial statement indicators and minimum bid price requirements of Nasdaq not being achieved. The notice from Nasdaq was dated August 14, 2002 and stated that the reasons for delisting were non-compliance with Marketplace Rule 4310(c)(4) on minimum bid price, Marketplace Rule 4310(c)(2)(A) on minimum stockholders' equity, market value and net income and Marketplace Rule 4310(c)(2)(B) on minimum net tangible assets and minimum stockholders' equity. The delisting from Nasdaq will not affect the financial condition or operations of the Company.

As reported in the announcement of its second quarter 2002 results, the Company has made significant operating and financial improvements in revenue generation, cost reductions, operating efficiency, net profits and positive cash flow. However, these improvements by themselves, while putting the Company on a positive growth path, are insufficient to meet Nasdaq market tests in the time frames provided under Nasdaq listing requirements. Nevertheless, CareCentric's shareholders will continue to be serviced through quotation of the Company's shares on the OTCBB.

The Company has confirmed with its various market makers, effective at the opening of business on August 22, 2002, that CareCentric, Inc. will be quoted on the OTC Bulletin Board (OTCBB) under the symbol CURA. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale price, and volume information in over-the-counter (OTC) securities.

"Following the initial notice of possible delisting by Nasdaq on April 19, 2002, the Company submitted various plans and financial information to the Nasdaq Stock Market, which were presented with the goal to maintain its listing status. Although the specific Nasdaq Small Cap Market requirements for continued listing could not be met, our shareholders will continue to be served by our participation as a quoted security on the OTCBB," stated John R. Festa, Chief Executive Officer of CareCentric, Inc.

"More importantly," added Mr. Festa, "our significantly improved operating performance reported last week in our second quarter 2002 financial results, highlighted by a year over year improvement in EBITDA of $2.1 million ($0.5 million profit for the three months ended June 30, 2002 compared to a loss of $1.7 million for the three months ended June 30, 2001), underscores our commitment to our shareholders and customers to improved financial performance and continuing value delivery to our customers. Additionally, we believe our capital restructuring, completed on July 1, 2002 and described, along with our positive operating and financial results, in our second quarter Form 10-Q, has further enhanced the Company's cash flows and financial resources to support our focus on the future and continued growth in revenue and improved profitability." "Finally," concluded Mr. Festa, "our major shareholders and debt holders continue to reaffirm their commitment and support to the Company and its future plans for growth."

CareCentric provides information technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.


Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause CareCentric's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, CareCentric's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in CareCentric's Registration Statement on Form S-4 (File No. 333-96529) and from time to time in CareCentric's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.